FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 31, 1997

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

Delaware                           1-13223                      65-0777234
(State or Other                 (Commission                   (IRS Empployer
Jursidiction of                 File Number)              Identification Number)
Incorporation)


                           760 Northwest 107th Avenue
                              Miami, Florida 33172
              (Address of Principal Executive Offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (305) 485-2000

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ITEM 1. CHANGE OF CONTROL OF REGISTRANT

         On October 31, 1997, Lennar Corporation ("Lennar") completed the distribution (the "Distribution") to its stockholders of all the outstanding common stock of LNR Property Corporation ("LNR") in connection with the previously announced spin-off by Lennar of its real estate investment and management business.

         Approximately 36,000,000 shares of LNR common stock were distributed in the Distribution to holders of record of Lennar common stock and Lennar class B stock.

         Information about the spin-off and the Distribution is incorporated by reference to LNR's Form 10 Registration Statement, as amended through October 10, 1997, file number 1-13223 (the "Form 10").

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Lennar formed LNR in June 1997 and contributed to LNR the Lennar subsidiaries which have been engaged in Lennar's real estate investment and management business, as well as some assets of other subsidiaries which were used in that business, and cash which will be used to reduce indebtedness relating to assets of LNR, to pursue acquisitions and for general corporate purposes.

         On October 24, 1997, subsidiaries of Lennar and LNR formed Lennar
Land Partners, in which each of them is a 50% general partner. Between October 24, 1997 and October 31, 1997, Lennar transferred to LNR and LNR re-transferred to Lennar Land Partners, assets with a book value of approximately $185 million (prior to assumption of debt). A more complete description of Lennar Land Partners is incorporated by reference to the Form 10.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

             It is impracticable to file with this Form 8-K the financial statements and pro forma financial information required with respect to the transactions described above. Those financial statements and that pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable and, in any event, within 60 days after the required filing date for this Form 8-K.

        (b)  PRO FORMA FINANCIAL INFORMATION.

             See Item 7(a).


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 LNR PROPERTY CORPORATION




Date: November 17, 1997                   By: /s/ SHELLY RUBIN
                                              --------------------------
                                              Name: Shelly Rubin
                                              Title: Chief Financial Officer


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